                                                                   Exhibit 23(b)

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia
August 14, 1998